Exhibit 99.5
Holders of Record, holding 5% or more of the outstanding balance for Bear Stearns Asset Backed
Securities I LLC, Bear Stearns Asset Backed Securities I Trust 2004-FR1, Asset-Backed Certificates,
Series 2004-FR1as reflected in the security position listing as of December 31, 2004 provided by DTC.

Class
Name and Address of Holder
Amount Held
% Class

I-A-1
Mellon Trust
160,545,000
100%
525 William Penn Place
Suite 3418
Pittsburg, PA 15259

I-A-2
BONY/SO GE
5,843,000
23%
One Wall Street
New York, NY 10286

LaSalle Bank
14,000,000
56%
135 South LaSalle Street
Chicago, IL 60603

SSB&T Co.
5,000,000
20%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

II-A
FA MA INVT
185,420,000
100%
3900 Wisconsin Avenue, NW
Washington, DC 20016

JP Morgan Chase Bank NA
19,091,000
63%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank
11,150,000
37%
135 South LaSalle Street
Chicago, IL 60603

CIBCWRLD
9,305,000
100%
20 Dundas Street
12 th Floor
Toronto, ON M5G 2C2

JP Morgan Chase Bank NA
6,310,500
41%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank
3,810,500
25%
135 South LaSalle Street
Chicago, IL 60603

Wells Bank
5,000,000
33%
733 Marquette Avenue
Minneapolis, MN 55479

LaSalle Bank
950,000
14%
135 South LaSalle Street
Chicago, IL 60603
SSB&T Co.
6,029,000
86%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171

JP Morgan Chase Bank NA
5,816,000
100%
14201 Dallas Parkway
Dallas, TX 75254

JP Morgan Chase Bank NA
5,816,000
100%
14201 Dallas Parkway
Dallas, TX 75254

LaSalle Bank
2,326,000
50%
135 South LaSalle Street
Chicago, IL 60603
SSB&T Co.
2,326,000
50%
1776 Heritage Drive
Global Corporate Action Unit JAB 5NW
No. Quincy, MA 02171